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                                                                    EXHIBIT 10.7

                                 EMPLOYMENT AGREEMENT
                                 --------------------


     This Employment Agreement (this "Agreement") is entered into effective July 19, 2000 (the "Effective Date"), by and between Total Renal Care Holdings, Inc. ("Employer") and Charles J. McAllister, M.D., F.A.C.P. ("Employee").

     1.   TERM OF AGREEMENT.
          -----------------

          (a) Employer hereby agrees to employ Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

          (b) The term of Employee's employment hereunder shall commence on the Effective Date and, unless either terminated as provided herein or modified as provided by Paragraph 5 below, shall continue until July 19, 2002. During this two-year period, Employer may only terminate Employee's employment for death, Disability, or Cause, as those terms are defined below.

          (c) If Employee continues to be employed by Employer after July 19, 2002, and if the Triggering Event, as that term is defined in Paragraph 5, has not occurred, Employee's employment with Employer will become "at will," which means that Employee may terminate his employment at any time, with or without cause, and with or without notice, and, similarly, that Employer may terminate Employee's employment at any time, with or without cause, and with or without notice. Similarly, at the end of any period of employment guaranteed because of the occurrence of the Triggering Event, as set forth in Paragraph 5 below, Employee will become an at-will employee.

     2.   DUTIES OF EMPLOYEE.
          ------------------

          (a) Employee shall be the Chief Medical Officer of Employer and shall perform the duties of such office, as well as such other duties that may be assigned to him by the Chief Executive Officer of Employer or his designee. Employee acknowledges and agrees that his title may be changed at any time at the Chief Executive Officer's discretion.

          (b) Employee agrees to devote substantially all of his time, energy, and ability to the business of Employer. Employee shall at all times observe and abide by Employer's policies and procedures as in effect from time to time.
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          (c)  Unless otherwise agreed, Employee shall report to the Chief
               Executive Officer of Employer or his designee.

     3.   COMPENSATION.
          ------------

          Employer shall pay to Employee in full consideration of all services to be rendered by Employee:

          (a)  Salary: Employer will pay to Employee a base salary of $200,000
               ------
               annually. Such salary shall be earned bi-weekly and shall be payable in periodic installments consistent with Employer's payroll schedule. Amounts payable shall be reduced by standard withholdings and authorized deductions. Employer may, in its discretion, increase Employee's salary.

          (b)  Bonus.  Employee shall be eligible to receive a performance bonus
               -----
               of up to $100,000, payable in a manner consistent with Employer's practices and procedures. The amount of the bonus, if any, will be decided by the Chief Executive Officer and/or the Board of Directors in its sole discretion.

          (c)  Benefits.  Employee and/or his family, as the case may be, shall
               --------
               be eligible for participation in and shall receive all benefits under Employer's health and welfare benefit plans (including, without limitation, medical, prescription, dental, disability, and life insurance) under the same terms and conditions applicable to most executives at similar level of compensation and responsibility.

          (d)  Vacation.  Employee shall accrue paid time off ("PTO") pursuant
               --------
               to Employer's then-current policy.

          (e)  Stock Options.  Employee will receive options to purchase 160,000
               -------------
               shares of Employer stock. Such options will have a five-year term and vest over a four-year period, one-quarter vesting on each anniversary date of the grant. The vesting period will accelerate upon a Change In Control, as that term is defined by the Stock Option Agreement. The exercise price of the options shall be the closing price as reported on the New York Stock Exchange on the date of the grant, which will be the start date of Employee's employment. The options will be reflected in a separate Stock Option Agreement.

          (f)  Professional and Educational Fees:  Employer will pay or
               ---------------------------------
               reimburse Employee for all reasonable costs related to his position as Chief Medical Officer, including necessary licensure, obligatory malpractice insurance, and membership in medical organizations, such as ACP, ASN, and ACPE. In

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               addition, Employer will pay or reimburse Employee for all
               reasonable costs related to educational activities that are related to Employer's business activities. Employee shall seek the approval of the Chief Executive Officer or his designee before incurring any such cost.

          (g) Employer reserves the right to modify, suspend, or discontinue any and all of its health and welfare benefit plans, practices, policies, and programs at any time without recourse by Employee so long as such action is taken generally with respect to all other similarly-situated peer executives and does not single out Employee.

     4.   TERMINATION.
          -----------

          (a)  Death or disability.  Employee's employment shall automatically
               -------------------
               terminate upon Employee's death. If Employer determines in good faith that a Disability of has occurred (pursuant to the definition of Disability set forth below), it may give Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with Employer shall terminate effective on the 30th day after receipt of such notice by Employee, provided that, within the 30 days after receipt of such notice, Employee shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment that renders Employee unable to perform the essential functions of his position, even with reasonable accommodation that does not impose an undue hardship on Employer. Employer reserves the right, in good faith, to make the determination of Disability under this Agreement based upon the information supplied by Employee and/or his medical personnel, as well as information from medical personnel (or others) selected by Employer or its insurers.

          (b)  Cause.  Employer may terminate Employee's employment for Cause.
               -----
               "Cause" shall mean that employer, acting in good faith based upon the information then known to Employer, determines that Employee has engaged or committed: (1) a felony that is likely to and which does in fact have the effect of injuring the reputation, business, or a business relationship of Employer; (2) an act of fraud or dishonesty resulting in or intended to result directly or indirectly in personal enrichment at the expense of Employer;
               (3) repeated refusal or failure to perform his duties in a minimally satisfactory manner, which goes uncorrected for a period of thirty (30) days after written notice has been provided to Employee; (4) act of willful misconduct or gross negligence;
               (5) an act of unlawful discrimination, including sexual harassment; or (6) a violation of his duty of loyalty or of any fiduciary duty.

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          (c) Obligations of Employer Upon Termination.
              ----------------------------------------

              (1)  Death or Disability. If Employee's employment is terminated
                   -------------------
                   by reason of Employee's death or Disability (as that term is defined above), this Agreement shall terminated without further obligation to Employee or his legal representative under this Agreement, other than for (a) payment of the sum of (i) Employee's annual base salary through the date of termination to the extent not theretofore paid and (ii) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) and any accrued but unused PTO (the sum of the amounts described in (i) and (ii) shall hereinafter be referred to as the "Accrued Obligations"), which shall be paid to Employee or his estate or beneficiary, as applicable, in a lump sum upon termination and in a manner consistent with Employer's payroll practices; and (b) payment to Employee or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans. Nothing herein shall affect Employee's rights under any existing stock option agreement.

              (2)  Cause. If Employee's employment is terminated for Cause (as
                   -----
                   that term is defined above), this Agreement shall terminate without further Obligations to Employee other than for the timely payment of Accrued Obligations.

     5.   CHANGE IN MANAGEMENT.
          --------------------

          (a) If, during the first year of Employee's employment, neither Kent Thiry nor David Barry is the Chief Executive Officer, Chairman of the Board, or the Chief Operating Officer (the "Triggering Event") of Employer, Employee's term of employment will be guaranteed for three (3) years once the Triggering Event has occurred. During this three-year period, Employee's employment may only be terminated because of death, Disability, or Cause, as those terms are defined above.

          (b) If the Triggering Event occurs during the second year of Employee's employment, Employee's term of employment will be guaranteed for two and one-half years once the Triggering Event has occurred. During this two and one-half year period, Employee's employment may only be terminated because of death, Disability, or Cause, as those terms are defined above.

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     6.   INDEMNIFICATION.
          ---------------

          Employer agrees to indemnify Employee against and in respect of any and all claims, demands in accordance with all applicable laws.

     7.   ARBITRATION.
          -----------

          Except as provided below, any controversy or claim arising out of, relating to, or in any way connected with this Agreement, any alleged breach thereof, or Employee's employment shall be settled by arbitration in accordance with the rules of the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Without limiting the general nature of the foregoing, such claims include, but are not limited to: wage and benefit claims; contract claims; tort claims; defamation claims; claims for employment discrimination (statutory or nonstatutory) based on age, race, sex, national origin, color, religion, disability (perceived, actual, or record of), medical condition, sexual orientation, and marital status; claims for harassment; and claims for a violation of federal, state, local, or other government law, constitution, statute, regulation, or ordinance. The arbitrator shall apply the appropriate federal or state law, shall have the authority to interpret this Agreement (but does not have the power to amend, change, delete, or add any terms), and shall have the power to determine the appropriate legal or equitable remedy, if any. The arbitrator's decision, which must be in writing, will be final and binding, and the arbitrator's award may be entered in any court having jurisdiction thereof. The arbitration will be held in a mutually agreeable location in Florida. The arbitrator shall apply Florida law.

     8.   NON-COMPETITION.
          ---------------

          Employee agrees that during the term of this Agreement and for a period of one (1) year after the termination of his employment with Employer for any reason, he shall not: (i) directly or indirectly, on Employee's behalf or as an officer, director, consultant, partner, owner, stockholder, employee, creditor, agent, trustee, or advisor of any individual, partnership or limited liability company, corporation, independent practice association, or management services organization, or other entity ("Person") that is in the business of, or directly or indirectly derives any economic benefit from, providing, arranging, offering, managing, or subcontracting dialysis services or renal care services; or (ii) in any other capacity, own, manage, control, operate, invest, acquire an interest, or otherwise engage in or act for or on behalf of any Person (other than Employer and its subsidiaries and affiliates) engaged in any activity in the United States and those countries outside the United States in which Employer or any of its subsidiaries or affiliates had conducted any business during Employee's employment hereunder, where such activity is similar to or competitive with the activities carried on by Employer or any of its subsidiaries or affiliates. As used herein, the term "dialysis services" or "renal care services" includes, but shall not be limited to, all dialysis services and nephrology-related services provided by Employer at any time during the period of Employee's employment, including, but not limited to, hemodialysis, acute dialysis, apheresis services, peritoneal dialysis of any type, staff-assisted hemodialysis, home hemodialysis, dialysis-related

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laboratory and pharmacy services, access-related services, Method II dialysis supplies and services, and any other services or treatment for persons diagnosed as having end stage renal disease ("ESRD") or pre-end stage renal disease, as well as any dialysis services provided in an acute hospital. To the extent such regulations is changed or amended, the term "ESRD" shall have the same meaning as set forth in Title 42, Code of Federal Regulations 405.2101 et seq. or any successor thereto. Employee acknowledges that the nature of Employer's activities is such that competitive activities could be conducted effectively regardless of the geographic distance between Employer's place of business and the place of any competitive business. Notwithstanding anything herein to the contrary, such activity shall not include the ownership of 1% or less of the issued and outstanding stock of a public company.

          Employee agrees that the geographical limitations and duration of this covenant not to compete is reasonable. In particular, Employee agrees that his position is national in scope and that he will have an impact on every location Employer now or will conduct business. Therefore, Employee acknowledges and agrees that, like his position, this covenant cannot be limited to any particular geographic region.

     9.   ANTISOLICITATION.
          ----------------

          Employee promises and agrees that during the term of this Agreement and for a period of one (1) year from the date Employee's employment terminates for any reason, he will not influence, attempt to influence, or otherwise cause any customers of Employer or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer.

     10.  SOLICITING EMPLOYEES.
          --------------------

          Employee promises and agrees that he will not, for a period of one (1) year after the termination of his employment, directly or indirectly, solicit any of Employer's employees to work for any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer. Employee also agrees that during his employment and for a period of one (1) year after the termination of his employment, directly or indirectly, hire any of Employer's employees to work (as an employee or an independent contractor) for any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer.

     11.  CONFIDENTIAL INFORMATION.
          ------------------------

          (a) Employee shall hold in a fiduciary capacity for the benefit of Employer all secret or confidential information, knowledge, or data relating to Employer or any of its affiliated companies, and their respective businesses, which shall

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               have been obtained by Employee during his employment by Employer or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Employee or his representatives in violation of this Agreement). After termination of Employee's employment with Employer, Employee shall not, without the prior written consent of Employer, or as may otherwise required by law or legal process, communicate or divulge any such information, knowledge, or data to anyone other than Employer or those designated by it.

          (b) Employee agrees that all lists, materials, records, books, data, plans, files, reports, correspondence, and other documents ("Employer material") used, prepared, or made available to Employee shall be and remain property of Employer. Upon termination of employment, Employee shall immediately return all Employer material to Employer, and Employee shall not make or retain any copies thereof.

     12.  EQUITABLE RELIEF.
          ----------------

          Employee agrees that any violation by Employee of any covenant in Paragraph 8, 9, 10, or 11 will or would cause Employer to suffer irreparable injury, the exact amount of which will be difficult to ascertain. For that reason, Employee agrees that Employer shall be entitled, as a matter of right, to a temporary, preliminary, and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining any further violations by Employee. Such injunctive relief shall be in addition to and in no way limit any and all other remedies Employer shall have in law and equity for the enforcement of such covenants and provisions. Employee consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from any further violation of the covenants and provisions of Paragraph 8, 9, 10, or 11.

     13.  ASSIGNMENT.
          ----------

          Employee may not, without the prior written consent of Employer, assign this Agreement or any rights or obligations hereunder. Employer may assign this Agreement and delegate any of its rights and duties, without the consent of Employee, to any of its subsidiaries or affiliates. In addition, upon the sale of all or substantially all of the assets, business, and goodwill of Employer to another corporation, or upon the merger or consolidation of Employer with another corporation, this Agreement may be assigned to the corporation purchasing such assets, business, and goodwill, or surviving such merger or consolidation so long as said corporation expressly assumes in writing the obligation of Employer herein.

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     14.  INVALIDITY OF PROVISION.
          -----------------------

          In the event that any provision of this Agreement is determined to be illegal, invalid, or void for any reason, the remaining provisions hereof shall continue in full force and effect.

     15.  WAIVER.
          ------

          No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     16.  COMPLETE AGREEMENT.
          ------------------

          This Agreement constitutes and contains the entire agreement and final understanding concerning Employee's employment with Employer and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise, or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.

     17.  CONSTRUCTION.
          ------------

          Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     18.  COMMUNICATIONS.
          --------------

          All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Employer at 21250 Hawthorne Blvd., Ste. 800, Torrance, California, 90503, or addressed to Employee at 1001 Keene Road South, Clearwater, Florida 33756.

     19.  EXECUTION.
          ---------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

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     20.  LEGAL COUNSEL.
          -------------

          Employee and Employer recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

          In witness whereof, the parties hereto have executed this Agreement as of the date first written above.



          /s/ Kent Thiry                      /s/ Charles J. McAllister
-------------------------------------    ---------------------------------------
   Total Renal Care Holdings, Inc.        Charles J. McAllister, M.D. F.A.C.P.
   By: Kent Thiry
   Its: Chief Executive Officer

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